UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2007
PEPCO HOLDINGS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-31403 (Commission File Number)	52-2297449 (IRS Employer Identification No.)
701 Ninth Street, N.W., Washington, DC (Address of principal executive offices)		20068 (Zip Code)
Registrant's telephone number, including area code (202) 872-3526
Not Applicable (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pepco Holdings, Inc. Form 8-K
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

          On December 12, 2006, Pepco Holdings, Inc. (the "Company") entered into a Note Purchase Agreement (the "Purchase Agreement") for the offer and sale of $200,000,000 in aggregate principal amount of 5.90% Notes due December 12, 2016 (the "2016 Notes") and $200,000,000 in aggregate principal amount of 6.00% Notes due April 26, 2019 (the "2019 Notes"). As previously disclosed, closing of the offering of the 2016 Notes occurred on December 12, 2006.

          On April 26, 2007, the closing of the offering of the 2019 Notes occurred. The 2019 Notes were issued under the Indenture, dated as of September 6, 2002, between the Company and The Bank of New York, as trustee. The 2019 Notes have been offered and sold without registration under the Securities Act of 1933, as amended, in reliance on the exemption afforded by Section 4(2).

The Company filed the Purchase Agreement and the form of the 2019 Notes as Exhibits 1 and 4.2, respectively, on a Current Report on Form 8-K, dated as of December 12, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PEPCO HOLDINGS, INC. (Registrant)
Date April 26, 2007		/s/ JOSEPH M. RIGBY Name: Joseph M. Rigby Title: Senior Vice President and Chief Financial Officer
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